Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To GulfMark Offshore, Inc.:

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8, File No. 333-33719, Form S-4, File No. 333-59415 and Form S-3, File No. 333-44696.

Arthur Andersen LLP

Houston, Texas
March 16, 2001